EXHIBIT  21.1

                         RAILTEX, INC. AND SUBSIDIARIES

                              LIST OF SUBSIDIARIES

    RailTex Service Co., Inc.
    San Diego & Imperial Valley Railroad Company, Inc.
    Austin & Northwestern Railroad Company, Inc.
    North Carolina & Virginia Railroad Company, Inc.
    South Carolina Central Railroad Company, Inc.
    Mid-Michigan Railroad, Inc.
    Chesapeake and Albemarle Railroad Company, Inc.
    Michigan Shore Railroad, Inc.
    New Orleans Lower Coast Railroad, Inc.
    Dallas, Garland & Northeastern Railroad, Inc.
    Goderich-Exeter Railroad Company Limited
    Indiana Southern Railroad, Inc.
    RailTex Distribution Services, Inc.
    RailTex Trac Company, Inc.
    Missouri & Northern Arkansas Railroad Company, Inc.
    Salt Lake City Southern Railroad Company, Inc.
    Grand Rapids Eastern Railroad, Inc.
    Cape Breton & Central Nova Scotia Railway Limited
    RailTex Canada, Inc.
    New England Central Railroad, Inc.
    Central Oregon & Pacific Railroad, Inc.
    Georgia Southwestern Railroad, Inc.
    RailTex International Services, Inc.
    Connecticut Southern Railroad, Inc.
    Indiana & Ohio Rail Corp.
    Ontario L'Orignal Railway, Inc.
    Pittsburgh Industrial Railroad, Inc.
    RailTex Logistics, Inc.
    RailTex International Holdings, Inc.
    Boston Central Freight Railroads, Inc.
    Indiana & Ohio Central Railroad, Inc.
    Indiana & Ohio Railway Company